SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Company)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As previously announced, on June 23, 2009, three directors of eDiets.com, Inc. (the “Company”) agreed to purchase an aggregate of 500,000 shares of the Company’s common stock in exchange for an aggregate of $500,000 in cash in accordance with the terms of a Private Placement. The purchase price of the shares was $1.00 per share, based on the closing price of the Company’s common stock on the prior business day, which was June 22, 2009. As part of the transaction, the Company agreed to issue three Warrants for the Purchase of Shares of Common Stock (each a “Warrant”), one Warrant to each of the directors, to purchase an aggregate of 225,000 shares of the Company’s common stock at an exercise price of $1.20 per share. The sales were closed on July 15, 2009. The securities were sold to the directors in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

	By:	/s/ Kevin McGrath
Kevin McGrath
President

Date: July 17, 2009